PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is hereby made and entered into as of the Effective Date (as hereinafter defined) by and between TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company (“Seller”), and OPTIO, INC., a Delaware corporation (“Purchaser”).
In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1.
PURCHASE AND SALE
1.1    Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of the following described property (herein collectively called the “Property”):
(a)    Land. That certain tract of land (the “Land”) located in the City of Hampton, Virginia, being more particularly described on Exhibit “A” attached hereto and made a part hereof.
(b)    Easements. All easements, if any, benefiting the Land or the Improvements (as defined in Section 1.1(d) of this Agreement).
(c)    Rights and Appurtenances. All rights and appurtenances pertaining to the Land, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of‑way.
(d)    Improvements. All improvements known as the Trail Creek Apartments (the “Improvements”) in and on the Land, consisting of a total of 300 rental apartment units.
(e)    Leases. Seller’s interest as landlord under all leases set forth on Exhibit “L” and other leases permitted pursuant to the terms of this Agreement (collectively, the “Space Leases”) of space in the Property to which Seller is a party (if any), and all refundable tenant security deposits or pet deposits (collectively, the “Deposits”), if any, held by Seller on the Closing Date (as defined in Section 6.1 of this Agreement).
(f)    Tangible Personal Property. All appliances, fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by Seller and located on or about the Land and the Improvements (the “Tangible Personal Property”), including, without limitation, those items of personal property set forth on Exhibit “J” attached hereto.
(g)    Contracts. Seller’s interest (to the extent the same is assignable) under the Contracts (as defined in Section 4.1.2 of this Agreement) to which Seller is a party, if any, other than the Rejected Contracts (as defined hereinafter).
(h)    Intangible Property. All intangible property (the “Intangible Property”), if any, owned by Seller and pertaining to the Land, the Improvements, or the Tangible Personal Property, including, without limitation, any telephone exchanges, trade names, all plans, drawings, specifications, surveys, engineering reports and other technical information with respect to the

Improvements, all warranties from third parties in connection with the Improvements or Tangible Personal Property, and all licensee and permits held by Seller in connection with the Land, Improvements and Tangible Personal Property.
1.2    Excluded Property. The following items shall be and hereby are excluded from the property to be conveyed and/or transferred hereunder:
(a)    Insurance Policies and Proceeds. Seller’s interest under any and all insurance policies held by or on behalf of Seller, and proceeds payable thereunder, except as may be expressly set forth in Section 7.2 below.
(b)    Management Software. Seller’s management software program.
(c)    Utility Deposits. All utility and other similar deposits of Seller relating to the Property, but not including the Deposits.
(d)    Bonus Payments. All upfront bonus payments paid or payable under the Contracts.
(e)    Rebates. All rebates, credits, refunds and/or reimbursements that at any time on or prior to the Closing Date are paid or payable in respect of the ownership and/or operation of the Property.
(f)    Website. Any internet website and associated domain names maintained by Seller and/or any affiliate of Seller, whether with respect to the Property or otherwise.
2.
PURCHASE PRICE
2.1    Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be FORTY SIX MILLION AND 00/100 DOLLARS ($46,000,000.00). A portion of the Purchase Price shall be paid by the assumption (herein, the “Loan Assumption”) by Purchaser of the Loan (as hereinafter defined), with the final principal balance (the “Loan Balance”) to be determined by the Federal Home Loan Mortgage Corporation (“Lender”) on or before the Closing Date. Any and all costs associated with the Loan Assumption shall be paid by Purchaser. Purchaser shall make application to Lender for the Loan Assumption not later than three (3) days after the Effective Date of this Agreement and shall diligently proceed to provide Lender with all necessary documentation as requested or reasonably required by Lender in the application process. In the event Purchaser makes application to Lender for the Loan Assumption and provides Lender with all necessary documentation as reasonably required by Lender in the application process, and Lender thereafter does not consent to the assumption of the Loan by Purchaser under the terms and conditions expressed in the documents evidencing and securing the Loan as of the Effective Date, which terms must be satisfactory to Purchaser in all respects (the “Loan Documents”; the consent of Lender being referred to herein as the “Loan Assumption Approval”), on or before March 24, 2014 (the “Finance Period”), Purchaser shall have the option, in its sole discretion, to either (i) extend the Finance Period to April 7, 2014 (the “F.P. Extension”), or (ii) terminate this Agreement on or before the Closing Date, in which event the Earnest Money (as hereinafter defined) shall be returned by Escrow Agent to Purchaser, except for One Hundred Dollars ($100.00) of the Earnest Money, which shall be paid to Seller in consideration of entering into this Agreement, and each of the parties hereto shall be relieved of all further obligations hereunder, except for the Surviving Obligations (as hereinafter defined). To exercise the F.P. Extension, Purchaser shall provide written notice to Seller of Purchaser’s election prior to the expiration of the Finance Period. If Loan

Assumption Approval is not received on or before the expiration of the Finance Period, as extended by the F.P. Extension, then Purchaser shall have the right to terminate this Agreement by so notifying Seller in writing, in which event the Earnest Money shall be returned by Escrow Agent to Purchaser, except for One Hundred Dollars ($100.00) of the Earnest Money, which shall be paid to Seller in consideration of entering into this Agreement, and each of the parties hereto shall be relieved of all further obligations hereunder, except for the Surviving Obligations. Notwithstanding any provision to the contrary in this Agreement, the Loan Assumption and the agreements, instruments and documents evidencing same shall in all events be satisfactory to Seller and Purchaser in their reasonable opinion and shall provide for the full and complete release of Seller from all obligations under the Loan and the Loan Documents, except for those obligations set forth in the Loan Documents which expressly survive the payoff or assignment of the Loan by Seller. For all purposes hereunder, the “Loan” shall mean that certain Freddie Mac Loan No. 708086772 to Seller in the principal amount of $28,109,000.00, as evidenced by that certain Multifamily Note dated June 25, 2013, in the original principal amount of $28,109,000.00, made by Seller to the order of KeyCorp Real Estate Capital Markets, Inc. (“KeyCorp”), as assigned to Lender (the “Note”), and secured by (i) that certain Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated June 25, 2013, executed by Seller in favor of KeyCorp and recorded in the Clerk’s Office of Hampton, Virginia as Instrument No. 130010245, as assigned to Lender pursuant to that certain Assignment of Security Instrument dated June 25, 2013 and recorded as Instrument No. 130010246 in the aforesaid records (collectively, the “Security Deed”); and (ii) that certain UCC Financing Statement recorded as Instrument No. 130000038 in the aforesaid records (“Fixture Filing”).
The balance of the Purchase Price, after giving credit to Purchaser for the Loan Balance, and after calculating the adjustments and prorations as set forth in this Agreement, shall be paid by Purchaser to Seller at the Closing (as defined in Section 6.1 below) by wire transfer of immediately available funds to the Escrow Agent (as hereinafter defined) on the Closing Date in accordance with wire transfer instructions to be provided by the Escrow Agent, subject to prorations and adjustments as aforesaid.
3.
EARNEST MONEY
3.1    Earnest Money. Purchaser shall deliver to Stewart Title Guaranty Company or another reputable title company mutually approved by Seller and Purchaser (“Escrow Agent” and “Title Company”), no later than two (2) business days after the Effective Date, an earnest money deposit (the “Deposit”) in the amount of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00). The Deposit, the Additional Deposit (as defined below) and all interest accrued thereon is referred to herein as the “Earnest Money.” After the expiration of the Inspection Period, all Earnest Money deposited with the Escrow Agent, including, without limitation, the Additional Deposit, shall be non-refundable in all events except in the event that Purchaser terminates this Agreement and is entitled to a refund of the Earnest Money under the terms of Sections 2.1, 4.1.1, 4.1.3, 4.1.4, 4.4, 7.1, 7.2 or 8.1(i) below. In the event the sale of the Property is consummated under this Agreement, the Earnest Money shall be paid to Seller and applied as a credit against the Purchase Price at Closing.
4.
CONDITIONS TO CLOSING
4.1    Due Diligence Deliveries. To the extent not previously provided to the Purchaser, Seller shall deliver to Purchaser copies of the due diligence items set forth on Exhibit “B” attached hereto (collectively, the “Due Diligence Items”) within two (2) business days after the Effective Date.

4.1.1    Inspection Period. During the period commencing on the Effective Date and expiring at 5:00 p.m. (in Atlanta, Georgia) on March 19, 2014 (the “Inspection Period”), the following matters shall be conditions precedent to Purchaser’s obligations under this Agreement:
(a)    Purchaser’s being satisfied in Purchaser’s sole discretion that the Property is suitable for Purchaser’s intended uses; and
(b)    Purchaser’s being satisfied, in Purchaser’s sole discretion, with the items delivered to Purchaser pursuant to Section 4.1 above.
If Purchaser decides to proceed with acquiring the Property, then Purchaser shall so notify Seller by delivering written notice at any time during the Inspection Period. If Purchaser does not timely deliver such notice to Seller, then Purchaser shall be deemed to have elected to terminate this Agreement, whereupon the Deposit and any interest earned with respect thereto shall be refunded to Purchaser, except for One Hundred ($100.00) Dollars of the Deposit which shall be paid to Seller in consideration of entering into this Agreement, and this Agreement shall be of no further force or effect with Purchaser and Seller having no further rights, obligation or liability hereunder except for such obligations which by their terms expressly survive the termination of this Agreement (the “Surviving Obligations”). In the event Purchaser notifies Seller that Purchaser has elected to proceed with the acquisition of the Property, then no later than one (1) business day after the expiration of the Inspection Period, Purchaser shall deliver to Escrow Agent an earnest money deposit (the “Additional Deposit”) in the amount of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00), and the transaction contemplated by this Agreement shall proceed and all Earnest Money, including, without limitation, the Additional Deposit, shall be non-refundable in all events except in the event that Purchaser terminates this Agreement and is entitled to a refund of the Earnest Money under the terms of Sections 2.1, 4.1.1, 4.1.3, 4.1.4, 4.4, 7.1, 7.2 or 8.1(i) below.
4.1.2    Contracts. Attached hereto as Exhibit “K” and incorporated herein is a list of all service contracts, equipment leases and maintenance contracts currently affecting the Property (collectively, the “Contracts”). Purchaser agrees to assume all of the Contracts at Closing which are not Rejected Contracts (as hereinafter defined), and Purchaser shall notify Seller in writing prior to the expiration of the Inspection Period in the event Purchaser desires to have any of the Contracts canceled by Seller at Closing (the “Rejected Contracts”). Seller hereby agrees to send cancellation notices with respect to the Rejected Contracts not later than Closing so long as the Rejected Contracts, by their terms, are terminable upon thirty (30) days or less notice without payment of a fee or penalty; failing which, Purchaser shall be obligated to assume such Rejected Contracts at Closing.
4.1.3    Title Commitment.
(a)    Seller shall convey good and indefeasible title to the Property to Purchaser at Closing, subject only to the Permitted Encumbrances (as defined below). During the Inspection Period, Purchaser shall request and obtain from Title Company a commitment for a standard Owner's Policy of Title Insurance issued by Title Company (the “Title Commitment”), insuring good and indefeasible fee simple title to the Land, together with copies of all exceptions listed therein. Purchaser shall have until the end of the Inspection Period to deliver to Seller written notice of Purchaser’s objections to title (the “Title Objection Letter”). Seller shall have the right, but not the obligation, to cure Purchaser’s objections to title; subject, however, to Seller’s obligation (hereby confirmed) to remove all Mortgages and Monetary Liens (each as defined below) by Closing, as further described in Section 4.1.3(b) below, whether or not Purchaser objects thereto. Seller shall notify Purchaser in writing within five (5) days following Seller’s receipt of the Title Objection Letter concerning which title objections, if any, Seller has agreed to cure. In the event that Seller does not undertake to cure all of the objections in the Title Objection Letter to Purchaser’s reasonable satisfaction (or does not timely respond to the Title Objection Letter), then Purchaser shall have the right for five (5) days after receipt of Seller’s response to the Title Objection Letter (or five (5) days following the expiration of the period within which Seller was to so respond) to either (i) waive any such title objection in writing and proceed to Closing (in which event such waived title objection shall be deemed to be Permitted Encumbrance), or (ii) terminate this Agreement, in which event the Earnest Money shall be delivered to Purchaser upon written notice to Seller and Escrow Agent, and neither party shall have any further obligation hereunder except for the Surviving Obligations. All exceptions set forth in the Title Commitment which are not objected to by Purchaser (including matters initially objected to by Purchaser which objections are subsequently waived in writing) are herein collectively called the “Permitted Encumbrances”.
(b)    In the event that any update to the Title Commitment indicates the existence of any liens, encumbrances or other defects or exceptions (the “Unacceptable Encumbrances”) which are not shown in the initial Title Commitment and that are unacceptable to Purchaser, in its reasonable discretion, Purchaser shall within five (5) days after receipt of any such update to the Title Commitment notify Seller in writing of its objection to any such Unacceptable Encumbrance (the “Unacceptable Encumbrance Notice”). Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to take any steps or bring any action or proceeding or otherwise to incur any expense whatsoever to eliminate or modify any of the Unacceptable Encumbrances; provided, however, that Seller shall, prior to Closing, eliminate by paying, bonding around or otherwise discharging (i) any Unacceptable Encumbrances that arise as a result of Seller’s intentional acts or omissions, (ii) any mortgages, deeds of trust or deeds to secure debt that appear on the Title Commitment (the “Mortgages”) other than the Security Deed and any other instruments and agreements evidencing the Loan assumed by Purchaser pursuant to the terms of Section 2.1 above, and (iii) all mechanics, judgment, tax and other monetary liens and encumbrances of liquidated amounts (excluding, however, current, non-delinquent taxes and assessments) affecting the Property which were voluntarily caused or created by, through or under Seller (collectively, the “Monetary Liens”) (the matters set forth in (i), (ii) and (iii) above are collectively referred to herein as the “Mandatory Removal Items”). In the event Seller is unable, unwilling or for any reason fails to eliminate or modify all of the Unacceptable Encumbrances to the reasonable satisfaction of Purchaser (other than the Mandatory Removal Items required to be removed by Seller in accordance with the preceding sentence), Purchaser may terminate this Agreement by delivering notice thereof in writing to Seller by the latest to occur of (x) the Closing Date, (y) five (5) days after Seller’s written notice to Purchaser of Seller’s intent to not cure one or more of such Unacceptable Encumbrances, or (z) ten (10) days after the Unacceptable Encumbrance Notice, in the event Seller does not timely respond thereto; provided, however, the Closing Date shall in no event be extended to allow for the running of the time periods described in the aforesaid clauses (y) and (z). Upon a termination of this Agreement pursuant to the immediately preceding sentence, upon prior written notice to Seller and Escrow Agent, the Earnest Money shall be delivered to Purchaser, and neither party shall have any further obligation hereunder except for the Surviving Obligations.
4.1.4    Survey. During the Inspection Period, Purchaser, at its sole expense, may elect to obtain a current ALTA/ACSM Land Title Survey of the Property or an update of any existing survey delivered by Seller to Purchaser pursuant to Section 4.1 above (the “Survey”). Purchaser shall have until the end of the Inspection Period to deliver to Seller written notice of Purchaser’s objections to the Survey (the “Survey Comment Letter”). Seller shall have the right, but not the obligation, to address Purchaser’s objections to the Survey. Seller shall notify Purchaser in writing within five (5) days following Seller’s receipt of the Survey Comment Letter concerning which objections to the Survey, if any, Seller has agreed to cure. In the event that Seller does not undertake to address all of the comments in the Survey Comment Letter to Purchaser’s reasonable satisfaction (or does not timely respond to the Survey Comment Letter), then Purchaser shall have the right for five (5) days after receipt of Seller’s response to the Survey Comment

Letter (or five (5) days following the expiration of the period within which Seller was to so respond) to either (i) waive any such Survey objection in writing and proceed to Closing (in which event such waived Survey objection shall be deemed to be a Permitted Encumbrance), or (ii) terminate this Agreement, in which event the Earnest Money shall be delivered to Purchaser upon written notice to Seller and Escrow Agent, and neither party shall have any further obligation hereunder except for the Surviving Obligations.
4.2    Inspection.
(a)    During the Inspection Period, Purchaser, at its sole risk and expense, may conduct such tests and inspections of the Property as Purchaser deems appropriate; provided, however, Purchaser must obtain Seller’s prior written approval, which may be granted or withheld in Seller’s sole discretion, of the scope and method of any environmental testing or inspections (other than a Phase I environmental site assessment, which shall require no consent or approval of any kind), prior to Purchaser’s commencement of such tests or inspections. Purchaser, at Purchaser’s sole expense, shall repair any and all damage resulting from any of the tests, studies, inspections and investigations performed by or on behalf of Purchaser pursuant to this Section 4.2, and Purchaser shall and hereby agrees to indemnify, defend and hold the Seller Parties (as defined below) harmless from and against all Claims (as defined below) for all Indemnified Claims (as defined below) which may be asserted or recovered against any of the Seller Parties arising by reason of the tests, studies, inspections and investigations performed hereunder by Purchaser, which obligation of indemnification shall survive the Closing or any expiration or termination of this Agreement, however caused. As used herein, “Seller Parties” shall mean collectively, Seller, each and all of its officers, directors, employees, shareholders, partners, affiliates, subsidiaries, principals, parents, trustees, joint venturers, related parties and entities, contractors and agents (including its property manager), each and all of the predecessors, legal representatives, heirs, successors and assigns of any of the foregoing and their respective subsidiaries, parents, affiliates, joint venturers, directors, officers, members, principals, investors, shareholders, trustees, designees, lenders, beneficiaries, employees, agents, brokers, property managers, asset managers, representatives, predecessors, successors, assigns, contractors, subcontractors, fiduciaries, insurers, heirs, estates, servants, other related parties and persons, past and present. As used herein, “Claims” shall mean any and all actual or threatened claims, detriments, rights, remediation, counterclaims, liens, controversies, obligations, agreements, executions, debts, covenants, promises, suits, causes of action, actions, demands, liabilities, losses, damages, assessments, judgments, fines, penalties, threats, sums of money, accounts, costs, expenses, known or unknown, direct or indirect, at law or in equity (including, without limitation, reasonable and actual attorneys’ fees and other professional fees of attorneys and professionals selected by the Seller Parties), whether incurred in connection with any investigation, non-judicial, quasi-judicial, judicial, mediative, arbitrative, or administrative actions or proceedings or otherwise (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings) or in settlement or in any other proceeding and whether or not suit was filed thereon. As used herein, “Indemnified Claims” shall mean collectively, (i) liens, personal injury, death or property damage caused in any way by the activities of Purchaser or any of the Purchaser Parties on the Property; (ii) any Hazardous Materials (as hereinafter defined) introduced on the Property by Purchaser or any of the Purchaser Parties; (iii) Purchaser’s or any of the Purchaser Parties’ breach of or failure to comply with any provision of this Agreement, and (iv) violation by Purchaser or any of the Purchaser Parties of any laws, ordinances, statutes, codes, rules, regulations, judgments, orders and decrees enacted or promulgated by the United States, the states, the counties, the cities or any other political subdivisions properly exercising jurisdiction over the owner of the Property, the Property or the use of the Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or toxic or hazardous substances or waste or hazardous materials (however defined) into the environment (including, without limitation, ambient air, surface water, groundwater or land or soil); provided, however, in no event shall Indemnified Claims include any Claims incurred by Seller or Seller Parties and caused by

(xx) Seller or Seller Parties’ gross negligence, intentional misconduct or willful omissions or (yy) the condition of the Property prior to Purchaser’s inspection thereof except to the extent any pre-existing condition is exacerbated by Purchaser or its employees, agents, contractors or representatives. Purchaser shall not permit any liens to attach to the Property by reason of the exercise of its rights under this Agreement. In the event that Purchaser fails, within fifteen (15) days following the imposition of any such lien and Purchaser’s notice of same, to cause the same to be released of record or provide a bond to satisfactorily address such lien, Seller shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien, and all such sums paid and expenses incurred by Seller, including, without limitation, reasonable and actual attorneys’ fees and expenses, shall be payable to Seller by Purchaser within five (5) business days after Seller’s demand; provided, in the event Purchaser fails to pay any such amounts due to Seller, Seller shall have the right to offset such amounts against the Deposit and Escrow Agent shall release and deliver such amounts to Seller upon receipt of written demand from Seller.
(b)    Purchaser, its engineers, architects, employees, contractors, consultants, and agents (collectively, the “Purchaser Parties”) shall maintain commercial liability insurance policies (in an amount not less than Three Million and No/100 Dollars ($3,000,000.00) insuring against claims arising as a result of the inspection of the Property. Prior to commencing any inspections, Purchaser shall deliver to Seller a certificate of insurance evidencing the existence of the aforesaid policies and naming Seller as an additional insured. Purchaser shall provide Seller with not less than one business days’ advance notice regarding any such entry, which notice may be given via telephone to Seller at the telephone number included in Seller’s notice address in Section 9.1 herein. No such entry shall be made unless Purchaser or the party entering the Property on behalf of Purchaser is accompanied by a representative of Seller unless otherwise agreed to by Seller
4.3    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:
(a)    Purchaser has the full right, power and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement and to perform all duties and obligations imposed on Purchaser under this Agreement;
(b)    Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser or any of Purchaser’s assets is bound;
(c)    At no time on or before the Closing Date, shall any of the following have occurred with respect to Purchaser, and if Purchaser is a partnership, to any general partners of  Purchaser:  (i) the commencement of a case under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation, death or incapacity;
(d)    Neither Purchaser nor any of its constituents or affiliates have engaged in any dealings or transactions, directly or indirectly: (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, The United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto; or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time ("Anti-Terrorism Order") or on behalf of terrorist or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Purchaser nor any of its constituents or affiliates (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department's Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in section 1 of the Anti-Terrorism Order, and neither Purchaser nor any of its constituents or affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person; and
(e)    Purchaser represents, warrants and covenants that it is not using the assets of any (i) “employee benefit plan” (within the meaning of Section 3(3) of  the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) “plan” (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) or (iii) entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity, to fund its purchase of the Property under this Agreement.
Purchaser’s representations and warranties set forth in this Section 4.3 shall survive the Closing for a period of nine (9) months.
4.4    Seller’s Representations and Warranties. Seller represents and warrants to Purchaser as follows:
(i)    Seller has the full right, power and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement and to perform all duties and obligations imposed on Seller under this Agreement, and neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Seller is a party or by which Seller or any of Seller’s assets is bound;
(ii)     To Seller’s actual knowledge, except as disclosed to Purchaser in writing, there is no existing or pending litigation affecting the Property other than routine dispossessory proceedings with respect to tenants in default under Space Leases;
(iii)     To Seller’s actual knowledge, Seller has not received any written notice of any violation of any applicable federal, state or local laws or any governmental requirements concerning the Property, which has not been remedied;

(iv)    No collective bargaining agreements between Seller and any labor organization apply to the operation and/or management of the Property. No pension, retirement, profit sharing or similar plan or fund, ERISA qualified or otherwise, has been established by Seller in connection with the Property and no liabilities for pension or retirement payments on the part of Seller exist in connection therewith;
(v)     No bankruptcy, insolvency, rearrangement or similar action involving the Seller, whether voluntary or involuntary, is pending or, to Seller’s actual knowledge, threatened, and Seller has never filed a voluntary petition in bankruptcy; been adjudicated a bankrupt or insolvent or filed a petition or action seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under any Federal bankruptcy act or any other laws; sought or acquiesced in the appointment of any trustee, receiver or liquidator of all or any substantial part of its properties, the Property, personal property or any portion thereof, or made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts generally as the same become due;
(vi)    To Seller’s actual knowledge, Seller has not received, with respect to the Property, written notice from any governmental authority regarding any change to the zoning classification of the Land, any condemnation proceedings or proceedings to widen or realign any street or highway adjacent to the Land or that otherwise affects the Land or the Improvements;
(vii)    Except as may be identified in any environmental reports delivered by Seller to Purchaser as a part of the Due Diligence Items, to Seller’s actual knowledge, Seller has not received any written notice from any governmental authority that the Property is in violation of any federal, state, or local laws, ordinances or regulations applicable to the Property with respect to Hazardous Materials (as hereinafter defined) or toxic substances. Except for the foregoing, Seller makes no representations or warranties as to whether the Property contains asbestos, radon or any hazardous materials or harmful or toxic substances, or pertaining to the extent, location or nature of same, if any. Further, to the extent that Seller has provided Purchaser information from any inspection, engineering or environmental reports concerning asbestos, radon or any hazardous materials or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports;
(viii)    To Seller’s actual knowledge, the list of the Contracts attached hereto as Exhibit “K” is complete in all material respects as of the date hereof, and there are no other service contracts affecting the Property. To Seller’s actual knowledge, the Contracts are in full force and effect, there are no defaults thereunder and Seller has complied with the terms thereof in all material respects;
(vix)     To Seller’s actual knowledge, except for those tenants in possession of the Property under written leases for space in the Property, as shown on the tenant list attached hereto as Exhibit “L” (the “Tenant List”), there are no parties in possession of, or claiming any possession to, any portion of the Property, and the Tenant List is true, correct and complete in all material respects as of the date set forth therein;
(x)    Seller shall deliver a then current Tenant List at Closing certified by Seller to be true, correct and complete in all material respects.

(xi)    Subject to normal additions and replacements in the ordinary course of business of Seller, Seller is and will, on the Closing Date, be the owner of all the Tangible Personal Property scheduled on Exhibit “J” used in connection with the Property and will have full authority to convey the same;
(xii)    Seller is not a “foreign person”, as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended; and
(xiii)    Seller is not now nor shall it be at any time prior to or at the Closing an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) named in any executive orders or lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) as Persons with whom a United States citizen may not transact business or must limit their interactions to types approved by OFAC.
For purposes of this Agreement, all references to “Seller’s actual knowledge”, “the knowledge of Seller” or any similar reference shall be deemed to refer to the current actual knowledge of John A. Isakson, without any special investigation or inquiry. Seller represents that John A. Isakson is the person affiliated with Seller most likely to have knowledge regarding the matters represented to by Seller in this Section. All of Seller’s foregoing representations and warranties expressly shall survive the Closing for a period of nine (9) months (the “Limitation Period”). Notwithstanding anything to the contrary contained in this Agreement, in the event that Purchaser or its agents, employees, representatives, contractors or consultants obtains knowledge prior to Closing that any of Seller’s representations or warranties were untrue when made in any material respect, , then (i) Purchaser shall be deemed to have knowledge thereof (herein, “Deemed Knowledge”), (ii) such representation or warranty automatically and without further action shall be deemed to be qualified by such Deemed Knowledge, and (iii) Purchaser’s sole and exclusive remedy as a result thereof shall be to terminate this Agreement and receive a refund of the Earnest Money (thereby waiving any and all rights and remedies otherwise available to Purchaser with respect to such breach of which Purchaser has Deemed Knowledge), and thereafter, Purchaser and Seller shall have no further rights or obligations under this Agreement except for the Surviving Obligations. If, notwithstanding that Purchaser has Deemed Knowledge of any such matter, as aforesaid, Purchaser nevertheless elects to close the transaction contemplated by this Agreement, then Purchaser shall be deemed to have waived any and all rights and remedies otherwise available to Purchaser with respect to such breach of which Purchaser has Deemed Knowledge, which waiver expressly shall survive Closing. Seller’s liability for breach of any covenant, indemnity, representation or warranty with respect to this Agreement or any document executed by Seller shall be limited to claims in excess of an aggregate $10,000; provided, that if the aggregate of all such claims exceeds $10,000, Seller shall be liable for the full amount of such claims up to the maximum amount permitted pursuant to the immediately following sentence. Seller’s maximum aggregate liability for all claims arising out of Seller’s Representations and Warranties shall not exceed $500,000. Purchaser shall provide written notice to Seller prior to the expiration of the Limitation Period of any alleged breach of Seller’s Representations and Warranties and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable time period, so long as such cure has been commenced within such thirty (30) days and is being diligently pursued but in no event later than sixty (60) days following Purchaser’s initial notice. If Seller fails to cure such breach after written notice and within such cure period, Purchaser’s sole remedy shall be an action at law for actual damages as a consequence thereof, which must be commenced, if at all, within the Limitation Period; provided that if within the Limitation Period Purchaser gives Seller written notice of such a breach and Seller notifies Purchaser of Seller’s commencement of a cure, commences to cure and thereafter terminates such cure effort,

Purchaser shall have an additional time (up to sixty (60) days to allow for Seller’s cure period to fully lapse) from the date of such termination within which to commence an action at law for damages as a consequence of Seller’s failure to cure. The Limitation Period referred to herein shall apply to known as well as unknown breaches of Seller’s Warranties. Purchaser specifically acknowledges that such termination of liability represents a material element of the consideration to Seller.

5.
COVENANTS OF SELLER

5.1    Operation of Property. From the Effective Date through and including the Closing Date, Seller agrees to operate and maintain the Improvements in the normal course of business substantially in accordance with Seller's past practices with respect to the Property, normal wear and tear excepted.

5.2    Third-Party Contracts. From the Effective Date through and including the Closing Date, Seller agrees to enter into only those third-party contracts which are necessary to carry out its obligations under Section 5.1 and which shall be cancellable on thirty (30) days written notice and without payment of any fee or penalty.

5.3    Leasing of Property. From the Effective Date through and including the Closing Date, Seller agrees not to enter into any new leases, or amend, terminate or accept the surrender of any existing tenancies, without the prior consent of Purchaser, except in conformance with Seller’s current leasing practices. On the Closing Date, all apartment units at the Property which have become vacant more than fifteen (15) business days prior to the Closing Date shall be in a rent-ready condition. An apartment unit shall be “rent-ready” if its condition is consistent with the condition of units currently being marketed to and accepted for rental by tenants at the Property. If an apartment unit is vacated within the subject fifteen (15) business day gap period and is not in a rent-ready condition at Closing, Purchaser shall be entitled to a credit of Five Hundred and No/100 Dollars ($500.00) for each such unit at Closing.

5.4    Insurance. From the Effective Date through and including the Closing Date, Seller agrees to keep the Property insured under its current policies against fire and other hazards covered by extended coverage endorsement and commercial general liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property, and to pay all premiums for such insurance prior to the applicable due dates.

5.5    Tangible Personal Property. Seller shall not remove any of the Tangible Personal Property which cost, in the aggregate, in excess of $500.00 except as may be required for necessary repair or replacement (provided that any replacement shall be of equal quality as existed at the time of removal) and, in the case of supplies, except for those items consumed in the ordinary course of business.

5.6    Loan and Loan Documents. With respect to the Loan, Seller represents and warrants as follows: (a) as of the Effective Date hereof, all payments due and payable by Seller under the Loan Documents, including, but not limited to, all interest, principal, fees and other charges (if any), have been paid in full by Seller; (b) to the actual knowledge of Seller, none of the Loan Documents have been modified or amended in any manner whatsoever and the Loan Documents are in full force and effect; (c) true, correct and complete copies of the Loan Documents have been delivered to Purchaser; (d) to Seller’s actual knowledge, no default or events which would, upon the passage of time or the giving of notice or both, ripen into a default exist under the Loan Documents; and (e) to Seller’s actual knowledge, the representations and warranties made by Seller and any guarantor in the Loan Documents or in any other documents or instruments delivered in connection with the Loan Documents, including, without limitation, all representations and warranties with respect to environmental matters, are true and correct in all material respects.

5.7    Leasing Commissions. As of the Closing Date, there shall be no leasing commissions payable by the “landlord” or “lessor” under any Space Lease, except as set forth on the Tenant List or otherwise disclosed in writing to Purchaser prior to Closing. All such leasing commissions shall be paid and any agreements relating to such leasing commissions shall be terminated by Seller at or prior to Closing.

5.8    Encumbering the Property. From and after the Effective Date hereof, and until the Closing, or the earlier termination of this Agreement, Seller shall not sell, assign or create any right, title or interest whatsoever in and to the Property other than the Space Leases as addressed above, create or permit to exist any lien, easement, encumbrance or charge thereon without Purchaser’s prior written consent.

6.
CLOSING
6.1    Closing. The closing of the transaction contemplated hereby (the “Closing”) shall be held through an escrow at the offices of the Escrow Agent, located at the address set forth in Section 9.1 hereof, on March 28, 2014 (the “Closing Date”), unless the parties mutually agree in writing upon another place, time or date. Notwithstanding the foregoing, Purchaser and Seller agree that the Closing Date shall be extended (i) to April 7, 2014 to accommodate the running of the Finance Period, as extended by the F.P. Extension, and (ii) to accommodate any specific longer timing requirements beyond April 7, 2014 imposed by Lender and/or KeyCorp to consummate the Loan Assumption upon the receipt by Seller and Purchaser of a written communication from Lender and/or KeyCorp stating such timing requirements, which extension shall not extend beyond May 7, 2014 without Seller’s written consent, which consent shall be withheld or granted in Seller’s sole discretion.
6.2    Possession. Possession of the Property shall be delivered to Purchaser at the Closing, subject only to tenants in possession under the Space Leases, as set forth on the Tenant List delivered at Closing and the Permitted Encumbrances.
6.3    Proration. The following items shall be prorated at Closing: (i) all rents, other amounts payable by the tenants under the Space Leases, and all other income with respect to the Property for the month in which the Closing occurs, (ii) real estate and personal property taxes and other assessments with respect to the Property for the year in which the Closing occurs, and (iii) all operating expenses relating to the ownership and operation of the Property, with Purchaser receiving the benefits and burdens of ownership on the Closing Date. If permitted by the applicable utility providers, utilities shall be canceled by Seller and reestablished in Purchaser’s name on the Closing Date; otherwise, utilities shall be prorated between Seller and Purchaser at Closing, with such proration to be readjusted at such time as final utility bills become available. Any amounts unpaid under the Contracts which Purchaser elects or is obligated to assume at Closing shall be prorated between Seller and Purchaser at Closing.
(a)    If the Closing shall occur before rents and all other amounts payable by the tenants under the Space Leases and all other income from the Property have been paid for the month in which the Closing occurs, the apportionment of such rents and other amounts and other income shall be upon the basis of such rents, other amounts and other income received by Seller. Subsequent to the Closing, if any such rents and other income are received by Purchaser, all such amounts shall be applied in the following order: (i) first to rent due for the month or months following the month in which Closing occurs to keep rent current, (ii) next, to delinquent rent due for the month in which

Closing occurs, and (iii) the balance to delinquent rent due for the period prior to the month in which Closing occurs. Any such rentals due to Seller shall be paid by Purchaser to Seller within thirty (30) days following Purchaser’s receipt thereof. If, subsequent to the Closing, any such rents and other income payable to Purchaser, as provided above, are received by Seller, Seller shall remit Purchaser’s prorata share thereof, calculated as aforesaid, to Purchaser no later than thirty (30) days after Seller’s receipt. Following the Closing, Purchaser agrees, upon two (2) days’ prior notice from Seller, to provide Seller with access to Purchaser’s books, records and accounts relating to the operation of the Property at Purchaser’s notice address set forth in Section 9.1 below and during standard business hours in order that Seller may verify compliance with the preceding terms and provisions of this Section 6.3(a). The obligations of the parties under this Section 6.3(a) expressly shall survive Closing.
(b)    If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes shall be based on the most current and accurate billing information available. Should such proration not be based on the actual amount of the taxes for the period in question and should such proration prove to be inaccurate upon receipt of the actual bills for the Property, then, to the extent such amount exceeds One Thousand and No/100 Dollars ($1,000.00), either Seller or Purchaser may demand within one (1) year after Closing a payment from the other party correcting such malapportionment.
(c)    Seller shall be entitled to receive refunds for any and all deposits which Seller has made with utility companies, and Purchaser shall replace such deposits at Closing.
The agreements of Seller and Purchaser set forth in this Section 6.3 shall survive the Closing.
6.4    Closing Costs. Purchaser shall pay, on the Closing Date, (a) one-half of any escrow fees of the Escrow Agent, (b) all costs relating to the premium for the Owner's Policy of Title Insurance issued pursuant to the Title Commitment and any endorsements, extended coverage or other modifications to the Owner's Policy of Title Insurance issued pursuant to the Title Commitment, as well as all title insurance costs relating to any mortgagee’s policy of title insurance, (c) all costs and expenses directly or indirectly relating to the Loan Assumption, including without limitation, loan fees, recording fees, as well as the fees of lender’s counsel, (d) all state and local Grantee taxes, VSLA, Technology Trust Fund, Transfer Fee, and Processing Fee related to the conveyance of title to the Property, (e) the fees of Purchaser’s counsel, (f) all costs relating to the Survey, if any, (g) any recording or filing fees necessary to record the Deed (as hereinafter defined), and (h) any other expenses incurred by Purchaser, or its consultants or representatives in inspecting and evaluating the Property or closing this transaction. Seller shall pay, on the Closing Date, (i) any recording or filing fees necessary to remove any Unacceptable Encumbrances, Mortgages or Monetary Liens which Seller is obligated to remove under the terms of this Agreement, (ii) all state and local Grantor taxes related to the conveyance of title to the Property, (iii) one-half of any escrow fees of the Escrow Agent, and (iv) the fees of Seller’s counsel, and (v) any commission due Agent (as hereinafter defined).
6.5    Seller’s Obligations at the Closing. At the Closing, Seller shall deliver to Purchaser the following:
(a)    Deed. A Special Warranty Deed (the “Deed”) conveying the Land and Improvements to Purchaser, in the form attached to this Agreement as Exhibit “C”.
(b)    Bill of Sale. A Bill of Sale (the “Bill of Sale”) conveying the Tangible Personal Property and Intangible Property to Purchaser, in the form attached to this Agreement as Exhibit “D”.

(c)     Evidence of Authority. Such organizational and authorizing documents of Seller as shall be reasonably required by the Escrow Agent to evidence Seller’s authority to consummate the transactions contemplated by this Agreement.
(d)    Foreign Person. An affidavit certifying that Seller is not a “foreign person,” as defined in the federal Foreign Investment in Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended, in the form attached to this Agreement as Exhibit “E”.
(e)    Leases. The originals, or copies should originals not be available, of all of the Space Leases to which Seller is a party, if any, and together with all keys in Seller’s possession.
(f)    Contracts. Originals, or copies should originals not be available, of all of the Contracts other than the Rejected Contracts.
(g)    Affidavit. An owner’s affidavit, in the form attached to this Agreement as Exhibit “F”, concerning mechanics’ liens, parties in possession and similar matters.
(h)    Transfer Tax and Withholding Tax Declarations. All such tax, transfer and other declarations and returns, and withholding affidavits and information returns, duly executed and sworn to by Seller, as may be required of Seller by law in connection with the conveyance of the Property to Purchaser.
(i)    Security Deposits. All Deposits under Space Leases together with any and all interest accrued thereon.
(j)    Sellers’ Certificate. A duly executed and acknowledged certificate executed by an authorized representative of Seller indicating that all of Seller’s representations and warranties made in this Agreement are true and correct as of the Closing Date as if then made, in the form attached to this Agreement as Exhibit “G”.
(k)    Revised Tenant List. An updated Tenant List for the Property printed as of the business day immediately prior to the Closing Date certified to be true, correct and complete in all material respects and stating the amount of all of the Security Deposits held by Seller under each Space Lease.
(l)    Keys. All keys to the Property, labeled for identification.
(m)    Other Documents. Such other documents as may be reasonably requested by Title Company to effect the Closing of the transaction contemplated by this Agreement.
(n)    To the extent in Seller’s possession or reasonable control, originals of the Due Diligence Items.
6.6    Purchaser’s Obligations at the Closing. At the Closing, Purchaser shall deliver to Seller the following:
(a)    Purchase Price. The Purchase Price, payment of which shall be made by wire transfer of immediately available funds to the account of the Escrow Agent for the benefit of Seller. In the event payment of the Purchase Price by Seller is not received by the Escrow Agent by wire transfer of immediately available funds, on or before 3:30 p.m. (in Atlanta, Georgia) on the

Closing Date, then the parties shall recalculate prorations hereunder based upon the date on which the Escrow Agent has in fact received the payment of the Purchase Price from Seller, by wire transfer of immediately available funds, on or before 3:30 p.m. (in Atlanta, Georgia). The preceding sentence shall in no event constitute a waiver by Seller of the breach of this Agreement by Purchaser by failing to close on the Closing Date.
(b)    Evidence of Authority. Such organizational and authorizing documents of Purchaser as shall be reasonably required by the Escrow Agent to evidence Purchaser’s authority to consummate the transactions contemplated by this Agreement.
(c)    Purchaser’s Certificate. A duly executed and acknowledged certificate executed by an authorized representative of Purchaser indicating that all of Purchaser’s representations and warranties made in this Agreement are true and correct as of the Closing Date as if then made, in the form attached to this Agreement as Exhibit “M”.
(d)    Other Documents. Such other documents as may be reasonably requested by Title Company to effect the Closing of the transaction contemplated by this Agreement.
6.7    Documents to be Executed by Seller and Purchaser. At the Closing, Seller and Purchaser shall also execute and deliver the following:
(a)    Tenant Notices. Signed statements or notices to all tenants of the Property notifying such tenants that the Property has been transferred to Purchaser and that Purchaser is responsible for security deposits (specifying the amounts of such deposits) returnable under the Space Leases and notifying such tenants of the new address where tenants are to make rental payments after the Closing, in the form attached to this Agreement as Exhibit “H”.
(b)    Any documents required by Lender in connection with the assumption of the Loan by Purchaser (collectively, the “Loan Assumption Documents”).
(c)    Assignment and Assumption of Personal Property, Leases and Service Contracts. An “Assignment and Assumption of Personal Property, Leases and Service Contracts” (the “Assignment”) in the form attached to this Agreement as Exhibit “I”, for the Property.
(d)    Settlement Statements. Settlement statements, in conformity with the terms of this Agreement and otherwise in form acceptable to Seller and Purchaser.
(e)    Transfer Tax and Withholding Tax Declarations. All such tax, transfer and other declarations and returns, and withholding affidavits and information returns, duly executed and sworn to, as may be required by law in connection with the conveyance of the Property to Purchaser.
7.
RISK OF LOSS
7.1    Condemnation. If, prior to the Closing, action is initiated to take the Land and Improvements, or part thereof, by eminent domain proceedings or by deed in lieu thereof (each a “Taking”), which Taking will (i) cause the Property to no longer comply with zoning requirements affecting the Property, (ii) affect the Property’s access to a publicly-dedicated and maintained right-of-way for vehicular and pedestrian access or affect parking at the Property, (iii) have a material adverse effect on the continued operation of the Property, or (iv) be in excess of $500,000.00, then Purchaser may either at or prior to Closing, by written notice to Seller, elect to either (a) terminate this Agreement, in which event the Earnest Money shall be delivered to Purchaser, and neither party shall have any further rights or obligations hereunder except for the Surviving Obligations, or (b) consummate the Closing, in which latter event all of Seller’s assignable right, title and interest in and to the award of the condemning authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price. Seller shall provide written notice to Purchaser of a Taking affecting the Property.
7.2    Casualty. If the Improvements, or any part thereof, suffers any damage equal to or in excess of $500,000 prior to the Closing from fire or other casualty, Purchaser may either at or prior to Closing, by written notice to Seller, elect to either (a) terminate this Agreement, in which event the Earnest Money shall be delivered to Purchaser, and neither party shall have any further right or obligation hereunder, other than the Surviving Obligations, or (b) consummate the Closing, in which latter event all of Seller’s right, title and interest in and to the proceeds of any insurance covering such damage, shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price (except, however, Purchaser shall receive at Closing a credit equal to Seller’s deductible and the cost of repair of any uninsured damage). If the Improvements, or any part thereof, suffers any damage less than $500,000 prior to the Closing, Purchaser agrees that it will consummate the Closing and accept the assignment of the proceeds of any insurance covering such damage, and there shall be no reduction in the Purchase Price (except, however, Purchaser shall receive at Closing a credit equal to Seller’s deductible and the cost of repair of any uninsured damage). Seller shall provide written notice to Purchaser of any fire or casualty at the Property.
8.
DEFAULT
8.1    Breach by Seller. In the event that Seller shall fail to consummate this Agreement for any reason, except Purchaser’s default or a termination of this Agreement by Purchaser or Seller pursuant to a right to do so under the provisions hereof, Purchaser shall be entitled, as its sole and exclusive remedy, at law or in equity, to either (i) terminate this Agreement and receive a refund of the Earnest Money, and neither party shall have any further right or obligation hereunder other than the Surviving Obligations; or (ii) pursue the remedy of specific performance of Seller’s obligations under this Agreement; provided that any suit for specific performance must be brought within one hundred twenty (120) days of Seller’s default, to the extent permitted by law, Purchaser waiving the right to bring suit at any later date. Notwithstanding the foregoing, if Seller willfully defaults in its obligation to sell and convey the Property to Purchaser pursuant to this Agreement and the remedy of specific performance as provided in clause (ii) above is not available to Purchaser because Seller has sold or conveyed the Property to another party, then Purchaser’s sole remedy shall be to proceed pursuant to clause (i) above and Seller shall pay to Purchaser the actual out-of-pocket expenses incurred by Purchaser in connection with the transactions described in this Agreement, including, without limitation, expenses paid (A) to Purchaser’s attorneys in connection with negotiation of this Agreement and matters related thereto, including, without limitation, costs associated with due diligence matters and any verifiable out-of-pocket costs incurred by Purchaser with respect to due diligence activities, including, without limitation, travel costs and expenses, (B) to Lender and/or KeyCorp as an application or loan assumption fee or other non-refundable fee, attorney fees for Lender and/or KeyCorp in connection with the Loan Assumption and any and all other fees and expenses incurred by Lender and/or KeyCorp with respect to the Loan Assumption which are payable by Purchaser, and (C) to third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to this Agreement. This Agreement confers no present right, title or interest in the Property to Purchaser, and Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the filing of a suit for specific performance or in accordance with the preceding sentence. Notwithstanding any provision in this Section 8.1 to the contrary, in no event shall Seller be liable to reimburse Purchaser for costs and expenses as described in this Section 8.1 in excess of $500,000.00 in the aggregate.
8.2     Breach by Purchaser. If Purchaser fails to consummate this Agreement for any reason, except Seller’s default or a termination of this Agreement by Purchaser or Seller pursuant to a right to do so under the provisions hereof, Seller, as its sole and exclusive remedy, may terminate this Agreement and thereupon shall be entitled to the Earnest Money as liquidated damages (and not as a penalty). Seller and Purchaser have made this provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such breach, and Seller and Purchaser agree that these sums represent a reasonable forecast of such damages.
8.3    Notice and Opportunity to Cure. Seller and Purchaser each agree to provide the other party with written notice of any default by the other party under this Agreement, and a period of five (5) business days following the other party’s receipt of such notice within which to cure such default; provided, however, that no such notice and opportunity to cure shall be applicable with respect to a party’s failure to timely close, nor shall any such notice and cure period extend beyond the Closing Date.
9.
MISCELLANEOUS
9.1    Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective either: (a) on the date personally delivered to the address below, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) on the third (3rd) business day after being sent, by certified or registered mail, return receipt requested, postage prepaid, addressed to the intended recipient at the address specified below; (c) on the first business day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, addressed to such party at the address specified below, (d) on the date delivered by facsimile to the respective numbers specified below, provided confirmation of facsimile is received, or (e) on the date an electronic mail message with a pdf copy of the signed notice is delivered to the email addresses listed below, provided that in the case of any notice delivered in accordance with items (d) or (e) above, any such facsimile notice or email notice shall be sent by one of the other permitted methods of providing notice (other than facsimile or email notice) on the next succeeding business day. For purposes of this Section 9.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

If to Purchaser:    Optio, Inc.
150 North Michigan Avenue
Suite 2800
Chicago, IL 60601
Attention: Mario F. Spinella
Tel: (404) 906-8532
Fax: (770) 951-5357
Email: mfs@optio.us

with a copy to:    Hartman Simons & Wood LLP
6400 Powers Ferry Road, NW
Suite 400

Atlanta, GA 30339
Attention: Yvette Fallone-Tietje, Esq.
Tel: (678) 528-4446
Fax: (770) 951-5357
Email: yvette.fallone@hartmansimons.com

If to Seller:	Trail Creek Apartments, LLC
c/o Preferred Apartment Communities, Inc.
One Overton Park
3625 Cumberland Boulevard, Suite 1150
Atlanta, Georgia 30339
Attention: John A. Isakson, CCO
Tel: (678) 589-7760
Fax: (678) 589-7771
Email: jisakson@pacapts.com

with a copy to:	Stephen F. White, Esq.
SFW Advisors, P.C.
1775 Woodstock Road
Suite 200
Roswell, Georgia 30075
Phone: (678) 507-1020
Fax: (678) 507-1012
Email: swhite@sfwadvisors.com

with a copy to:	Trail Creek Apartments, LLC
c/o Preferred Apartment Communities, Inc.
One Overton Park
3625 Cumberland Boulevard, Suite 1150
Atlanta, Georgia 30339
Attention: Jeffrey R. Sprain, General Counsel
Phone: (770) 818-4108
Fax: (770) 818-4105
Email: jsprain@pacapts.com

If to Escrow Agent:	Stewart Title Guaranty Company 808 Eden Way North
Suite 100
Chesapeake, VA 23320
Tel: (757) 424-4400
Fax: (757) 282-0935
Email: wwells@stewart.comAttention: Wendy Wells

9.2    Real Estate Commissions. Neither Seller nor Purchaser has authorized any broker or finder to act on any party’s behalf in connection with the sale and purchase hereunder and neither Seller nor Purchaser has dealt with any broker or finder purporting to act on behalf of any other party, except for CBRE, Inc.

(“Agent”), who represents Seller. Seller shall pay Agent any commissions due Agent on the Closing Date. Purchaser agrees to indemnify and hold harmless Seller from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Purchaser or on Purchaser’s behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Seller agrees to indemnify and hold harmless Purchaser from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding with Agent and/or any other person or entity alleged to have been made by Seller or on Seller’s behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Notwithstanding anything to the contrary contained herein, this Section 9.2 shall survive the Closing or any earlier termination of this Agreement.
9.3    Entire Agreement. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.
9.4    Amendment. This Agreement may be amended only by a written instrument executed by Seller and Purchaser.
9.5    Headings. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.
9.6    Time of Essence. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Virginia, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.
9.7    Governing Law. This Agreement shall be governed by the laws of the State of Virginia and the laws of the United States pertaining to transactions in such State.
9.8    Successors and Assigns; Assignment. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns. Purchaser shall not have the right to assign all or any portion of Purchaser's rights and obligations under this Agreement without Seller’s prior written consent, which may be granted or withheld in Seller’s sole discretion, except that Purchaser may assign or transfer this Agreement to a special purpose entity in which the principals of Purchaser shall have an equity interest without Seller’s consent or approval provided that, prior to or at Closing, Seller receives an executed assignment and assumption agreement which expressly assigns the Earnest Money and in which such assignee expressly assumes performance of this Agreement for the benefit of Seller. No such assignment or designation shall relieve or release Purchaser from any obligations under this Agreement (whether arising pre- or post-closing), and Purchaser shall remain jointly and severally liable for all of same together with such assignee.
9.9    Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

9.10    Attorneys’ Fees. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys’ fees incurred in such suit, both at trial and at all appellate levels.
9.11    Multiple Counterparts. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one agreement; in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party’s signature. Facsimile or electronic mail signature pages shall be effective for purposes of this Section 9.11.
9.12    No Recordation. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded in the public records of any county.
9.13.    Tax-Deferred Exchange. Each party will, upon request by the other party, cooperate as reasonably required to facilitate a tax-deferred exchange. Notwithstanding the foregoing, neither party will be required to undertake any liabilities or obligations or expend any sums of money in connection with a proposed tax-free exchange for the benefit of the other party.
9.14    Disclaimers by Seller.

A.
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN ANY DOCUMENTS DELIVERED AT CLOSING, IT IS UNDERSTOOD AND AGREED THAT NEITHER SELLER NOR SELLER'S AGENTS, EMPLOYEES OR REPRESENTATIVES HAVE AT ANY TIME MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (A) MATTERS OF TITLE (OTHER THAN SELLER'S LIMITED WARRANTY OF TITLE TO BE CONTAINED IN THE DEED), (B) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY, THE LAND AND IMPROVEMENTS OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF “HAZARDOUS MATERIALS” (AS DEFINED BELOW) IN, ON, UNDER OR IN THE VICINITY OF THE LAND AND IMPROVEMENTS, (C) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND GEOLOGIC FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE FAULTING, (D) WHETHER, AND TO THE EXTENT TO WHICH, THE LAND OR IMPROVEMENTS OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, WETLANDS, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (E) DRAINAGE, (F) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (G) THE PRESENCE OF ENDANGERED SPECIES OR ANY ENVIRONMENTALLY SENSITIVE OR PROTECTED AREAS, (H) ZONING OR BUILDING ENTITLEMENTS TO WHICH THE LAND OR IMPROVEMENTS OR

ANY PORTION THEREOF MAY BE SUBJECT, (I) THE AVAILABILITY OF ANY UTILITIES TO THE LAND OR IMPROVEMENTS OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (J) USAGES OF ADJOINING PROPERTY, (K) ACCESS TO THE LAND OR IMPROVEMENTS OR ANY PORTION THEREOF, (L) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE LAND OR IMPROVEMENTS OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY, THE LAND OR IMPROVEMENTS OR ANY PART THEREOF, (M) THE CONDITION OR USE OF THE LAND OR IMPROVEMENTS OR COMPLIANCE OF THE LAND OR THE IMPROVEMENTS WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (N) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, SURFACE IMPOUNDMENTS, OR LANDFILLS, (O) ANY OTHER MATTER AFFECTING THE STABILITY AND INTEGRITY OF THE LAND OR IMPROVEMENTS, (P) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE LAND OR IMPROVEMENTS, (Q) THE MERCHANTABILITY OF THE PROPERTY, THE LAND OR THE IMPROVEMENTS OR FITNESS OF THE PROPERTY, THE LAND OR THE IMPROVEMENTS FOR ANY PARTICULAR PURPOSE, (R) THE TRUTH, ACCURACY OR COMPLETENESS OF THE DUE DILIGENCE ITEMS, (S) TAX CONSEQUENCES, OR (T) ANY OTHER MATTER OR THING WITH RESPECT TO THE PROPERTY, THE LAND OR THE IMPROVEMENTS.
Purchaser’s Initials: __/s/____

B.
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN ANY DOCUMENTS DELIVERED AT CLOSING, PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS". EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER UNDER SECTION 4.4 ABOVE AND CONTAINED IN ANY DOCUMENTS DELIVERED AT CLOSING, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER HAS NOT MADE AND IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, THE LAND OR THE IMPROVEMENTS OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, OR ANY PROPERTY MANAGER, REAL ESTATE BROKER, AGENT OR THIRD PARTY REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN ANY DOCUMENTS DELIVERED AT CLOSING, IT IS

RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER'S CONSULTANTS IN PURCHASING THE PROPERTY AND SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF ANY DOCUMENTS AND INFORMATION PROVIDED BY SELLER. PURCHASER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY, THE LAND AND THE IMPROVEMENTS AS PURCHASER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF. PURCHASER ACKNOWLEDGES THAT SELLER HAS AFFORDED PURCHASER A FULL OPPORTUNITY TO CONDUCT SUCH INVESTIGATIONS OF THE PROPERTY, THE LAND AND THE IMPROVEMENTS AS PURCHASER DEEMED NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY, THE LAND AND THE IMPROVEMENTS AND THE EXISTENCE OR NON-EXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS MATERIALS ON OR DISCHARGED FROM THE LAND AND THE IMPROVEMENTS, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN ANY DOCUMENTS DELIVERED AT CLOSING, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL OR CONSTRUCTION DEFECTS OR ADVERSE ENVIRONMENTAL, HEALTH OR SAFETY CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INSPECTIONS AND INVESTIGATIONS. PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT: (A) PURCHASER IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT; AND (B) PURCHASER IS PURCHASING THE PROPERTY FOR BUSINESS, COMMERCIAL, INVESTMENT OR OTHER SIMILAR PURPOSE AND NOT FOR USE AS PURCHASER'S RESIDENCE. EACH OF SELLER AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS OR REMEDIES IT MAY HAVE OR BE ENTITLED TO, DERIVING FROM DISPARITY IN SIZE OR FROM ANY SIGNIFICANT DISPARATE BARGAINING POSITION IN RELATION TO THE OTHER.
Purchaser’s Initials: __/s/____

C.
PURCHASER ACKNOWLEDGES THAT IT WILL HAVE THE OPPORTUNITY TO INSPECT THE PROPERTY, OBSERVE ITS PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS AND THE OPPORTUNITY TO CONDUCT SUCH INVESTIGATION AND STUDY ON AND OF THE PROPERTY, THE LAND AND THE IMPROVEMENTS AND ADJACENT AREAS AS PURCHASER DEEMS NECESSARY, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN ANY DOCUMENTS DELIVERED AT CLOSING, PURCHASER HEREBY FOREVER RELEASES AND DISCHARGES SELLER FROM ALL RESPONSIBILITY AND LIABILITY, INCLUDING WITHOUT LIMITATION, LIABILITIES UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 (42 U.S.C. SECTIONS 9601 ET SEQ.), AS AMENDED ("CERCLA"), REGARDING THE CONDITION, VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, THE LAND OR THE IMPROVEMENTS OR THEIR

SUITABILITY FOR ANY PURPOSE WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, WITH RESPECT TO THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF HAZARDOUS MATERIALS OR OTHER MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY IN THE FUTURE BE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE LAND OR THE IMPROVEMENTS UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES, AND ANY STRUCTURAL AND GEOLOGIC CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS AND SOLID AND HAZARDOUS WASTE AND HAZARDOUS MATERIALS ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE LAND OR THE IMPROVEMENTS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN ANY DOCUMENTS DELIVERED AT CLOSING, PURCHASER FURTHER HEREBY WAIVES (AND BY CLOSING THIS TRANSACTION WILL BE DEEMED TO HAVE WAIVED) ANY AND ALL OBJECTIONS AND COMPLAINTS (INCLUDING, BUT NOT LIMITED TO, FEDERAL, STATE AND LOCAL STATUTORY AND COMMON LAW BASED ACTIONS, AND ANY PRIVATE RIGHT OF ACTION UNDER ANY FEDERAL, STATE OR LOCAL LAWS, REGULATIONS OR GUIDELINES TO WHICH THE LAND OR THE IMPROVEMENTS IS OR MAY BE SUBJECT, INCLUDING, BUT NOT LIMITED TO, CERCLA) CONCERNING THE PHYSICAL CHARACTERISTICS AND ANY EXISTING CONDITIONS OF THE LAND OR THE IMPROVEMENTS. PURCHASER FURTHER HEREBY ASSUMES THE RISK OF CHANGES IN APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE LAND OR THE IMPROVEMENTS AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS OR OTHER CONTAMINANTS, MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION.
Purchaser’s Initials: ______

D.
For purposes hereof, "Hazardous Materials" means "Hazardous Material," "Hazardous Substance," "Pollutant or Contaminant," and "Petroleum" and "Natural Gas Liquids," as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

E.	Intentionally Omitted.

F.	The terms and conditions of this Section 9.14 shall expressly survive the Closing without time limitation, and not merge with the provisions of any closing documents.

G.
Purchaser and Seller acknowledge and agree that the representations, warranties, disclaimers and other agreements set forth in this Agreement are an integral part of this Agreement and that neither Purchaser nor Seller would have agreed to sell or purchase the Property, as applicable, for the Purchase Price without the representations, warranties, disclaimers and other agreements set forth in this Agreement.

H.
No shareholder, officer, employee or agent of or consultant of or to Seller or Purchaser shall be held to any personal liability hereunder, and no resort shall be had to their property or assets for the satisfaction of any claims hereunder or in connection with the transaction contemplated by this Agreement. Furthermore, Seller’s liability under this Agreement is explicitly limited to Seller’s interest in the Property, including any proceeds thereof. Purchaser shall have no recourse against any other property or assets of Seller or any other Seller Parties or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller. Except as otherwise expressly set forth in this Section 9.14(H), neither Seller nor any Seller Party shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Purchaser’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise. Purchaser shall not seek enforcement of any judgment, award, right or remedy against any property or asset of Seller or any Seller Parties other than Seller’s interest in the Property or any proceeds thereof. The provisions of this Section 9.14(H) shall survive the termination of this Agreement.

9.15
Effective Date. As used herein, the term “Effective Date” shall mean the later of the “Date of Execution by Purchaser” or the “Date of Execution by Seller”, as set forth on the signature page of this Agreement. The execution of this Agreement by either party hereto (the party so executing being herein called the “Offeror Party”), constitutes an offer by the Offeror Party to sell or purchase the Property, as applicable, to the other party hereto (herein called the “Offeree Party”), which offer automatically shall expire and be of no further force or effect, unless the Offeree Party executes, dates and delivers to the Offeror Party (which delivery may be made by telecopy or electronic mail), a fully executed copy of this Agreement within two (2) business days after the date this Agreement is executed by the Offeror Party, as indicated on the signature page of this Agreement.

9.16    Exhibits and Schedules. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:
(a)    Exhibit A, Legal Description of the Land
(b)    Exhibit B, List of Due Diligence Items
(c)    Exhibit C, Form of Deed
(d)    Exhibit D, Form of Bill of Sale
(e)    Exhibit E, Form of Certification of Non-Foreign Status
(f)    Exhibit F, Form of Owner’s Affidavit
(g)    Exhibit G, Form of Certificate of Seller
(h)    Exhibit H, Form of Tenant Notice Letter
(i)    Exhibit I, Form of Assignment
(j)    Exhibit J, List of Personal Property
(k)    Exhibit K, List of Contracts
(l)    Exhibit L, Tenant List
(m)    Exhibit M, Form of Certificate of Purchaser

9.17    Confidentiality. Seller and Purchaser hereby covenant and agree that, at all times after the Effective Date and continuing until the Closing, unless consented to in writing by the other party (which consent may be granted or withheld in the sole discretion of the party whose consent is being requested), no press release or other public disclosure concerning this transaction shall be made by or on behalf of Seller or Purchaser, and each party agrees to use best efforts to prevent disclosure of this transaction by any third party. Additionally, Purchaser shall not be permitted to contact or communicate with any on-site employees of Seller or any affiliate of Seller, without Seller’s prior written consent, including, without limitation, any communication concerning future employment, until after expiration of the Inspection Period, provided that Purchaser shall provide Seller with not less than two business days’ advance notice regarding any such contact or communication, which notice may be given via telephone to Seller at the telephone number included in Seller’s notice address in Section 9.1 herein; nor shall Purchaser be entitled to contact or communicate with any tenant or other resident of the Property, without Seller’s prior written consent and without a representative of Seller being present. Notwithstanding the foregoing, (i) each party shall be entitled to make disclosures concerning this Agreement and materials provided hereunder to its lenders, attorneys, accountants, employees, agents, other service professionals and the U.S. Securities and Exchange Commission as may be reasonably necessary in furtherance of the transactions contemplated hereby, (ii) each party shall be entitled to make such disclosures concerning this Agreement and materials provided hereunder as may be necessary to comply with any court order or directive of any applicable governmental authority, and (iii) Purchaser’s confidentiality obligations under this Section 9.17 shall not apply to any information which (a) was already in Purchaser’s possession prior to its receipt from Seller, (b) is or becomes publicly available other than as a result of a disclosure by Purchaser, or (c) is independently developed by Purchaser without reliance on the Due Diligence Items. Notwithstanding any provision to the contrary herein, at all times after the Effective Date and continuing after Closing, in no event shall either party disclose the names of the members that have invested capital in the other party to this Agreement or the entities which directly or indirectly own such other party to this Agreement. The provisions of this Section 9.17 shall survive Closing or any termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

SELLER:

TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company

By: Preferred Apartment Advisors, LLC,
a Delaware limited liability company,
its Agent

      By: /s/ Jeffrey R. Sprain

      Name: Jeffrey R. Sprain

      Title: General Counsel and Secretary

Date of Execution: March 10, 2014

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PURCHASER:
OPTIO, INC., a Delaware corporation By: /s/ Mario F. Spinella Name: Mario F. Spinella Title: CIO
Date of Execution: March 10, 2014

The undersigned Escrow Agent hereby acknowledges receipt of the Deposit in the amount of $250,000.00, and a fully executed copy of this Agreement, and agrees to hold and dispose of the Earnest Money in accordance with the provisions of this Agreement. Seller and Purchaser acknowledge and agree that Section 6045(e) of the Internal Revenue Code of 1986 requires that notice of the sale and purchase of the Property described in this Agreement be provided to the Internal Revenue Service (“IRS”) by preparation of and filing with the IRS of IRS Form 1099-B. Purchaser and Seller hereby authorize and direct the Escrow Agent to prepare and file form 1099-B with respect to the transaction hereunder. Seller and Purchaser agree to furnish and provide to the Escrow Agent any and all information that the Escrow Agent may require in order for the Escrow Agent to (a) comply with all instructions to IRS Form 1099-B in the preparation thereof, and (b) prepare and timely file such form with the IRS.

STEWART TITLE GUARANTY COMPANY

By:
Name: ___________________________
Title: Authorized Signatory

Date of Execution by Escrow Agent:

______________, 2014

EXHIBIT A
TO PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTION

ALL those certain tracts of land lying in the City of Hampton, Commonwealth of Virginia, shown and designated as Parcel 1A-2A, containing 2.286 acres, more or less, Parcel 1A-2B, containing 2.350 acres, more or less and Parcel 1A-2C, containing 12.281 acres, more or less, as shown on that certain Subdivision plat entitled "Subdivision Plat Showing Parcels 1A-1 and 1A-2 Property of Oxford Hampton Partners, LLC and Oxford Trail JV, LLC, North Armstead Avenue, City of Hampton, Virginia", dated December 18, 2008, made by Vanasse Hangen Brustlin, Inc., recorded December 22, 2010 in the Clerk's Office, Circuit Court, City of Hampton, Virginia in Plat Book 12, page 138.

All that certain tract of land lying in the City of Hampton, Commonwealth of Virginia, shown and designated as Parcel 1A-1A, containing 10.191 acres, more or less, as shown on that certain plat by Vanasse Hangen Brustlin, Inc., dated September 7, 2010, entitled “Subdivision Plat showing Parcels 1A-1 and 1A-2 Property of Oxford Hampton Partners, LLC and Oxford Trail JV, LLC, North Armistead Avenue, City of Hampton, Virginia”, a copy of which is recorded in the Clerk’s Office, Circuit Court, City of Hampton, Virginia in Pat Book 12, Page 138.

EXHIBIT B
TO PURCHASE AND SALE AGREEMENT

List of Due Diligence Items

1.	A copy of Seller’s ALTA/ACSM Survey of the Land obtained upon Seller’s acquisition of the Land.

2.	A list of movable furniture, equipment and personal property.

3.	Copies of all written service contracts, licenses, permits and leases concerning the Property in Seller’s possession or in Seller’s reasonable control.

4.	Copies of all standard forms for rental contracts and rental applications and credit checks.

5.	A copy of the income and expense statements for the operation of the Property for the period of time that Seller has owned the Property.

6.	Copies of the real property tax invoices for the period of time that Seller has owned the Property.

7.	A copy of all insurance claims filed and any insurance loss runs in Seller’s possession for the period of time that Seller has owned the Property, if any.

8.	A copy of the current payroll for the Property.

9.	Seller’s existing environmental reports.

10.	Seller’s existing title policies.

11.	Bank statements for the Property operating accounts for the immediately preceding 12-month period.

12.	Historical maintenance records.

13.	Monthly occupancy reports for the period of time that Seller has owned the Property.

14.	All architectural/ engineering plans, drawings and specifications for the Improvements either in Seller’s possession or readily available to Seller.

EXHIBIT C
TO PURCHASE AND SALE AGREEMENT

SPECIAL WARRANTY DEED

THIS DOCUMENT PREPARED OUTSIDE OF THE COMMONWEALTH OF VIRGINIA BY, AND WHEN RECORDED RETURN TO: ______________________ ______________________ ______________________ ______________________	TAX MAP # ; ; Consideration:

SPECIAL WARRANTY DEED
THIS INDENTURE is made this ___ day of __________, 2014, by and between TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company (hereinafter referred to as “Grantor”), and _________________________, a Delaware _________________ (hereinafter referred to as “Grantee”), the terms “Grantor” and “Grantee” to include their respective heirs, legal representatives, successors and assigns where the context requires or permits.
WITNESSETH, for and in consideration of the sum of TEN AND NO/100THS DOLLARS ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency whereof are hereby acknowledged by Grantor, Grantor has granted, bargained, sold, aliened, conveyed and confirmed unto the Grantee, all of Grantor's right, title and interest in and to the following described property, to wit:
ALL THAT TRACT OR PARCEL OF LAND lying and being in Hampton, Virginia and being more particularly described on Exhibit “A” attached hereto and by this reference made a part hereof;
TOGETHER with all buildings, structures, fixtures and other improvements located in or on the land; and
TOGETHER with all easements, licenses, rights-of-way, rights, benefits, appurtenances and privileges belonging or appertaining to the land (including, without limitation, all right, title, estate and interest of Grantor, if any, in, to and under adjoining streets, rights of way and easements).
TO HAVE AND TO HOLD, said tract or parcel of land, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of said Grantee forever in FEE SIMPLE, subject only to the matters set forth herein.
AND Grantor warrants on behalf of itself and its heirs to Grantee, its heirs, personal representatives and assigns against the claims and demands of Grantor and all persons claiming through Grantor.

This conveyance is made subject to those matters set forth on Exhibit “B” attached hereto and incorporated herein by this reference.

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IN WITNESS WHEREOF, the Grantor has executed this Special Warranty Deed as of the date stated above.

GRANTOR:

TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company

By: Preferred Apartment Advisors, LLC,
a Delaware limited liability company,
its Agent

      By: _______________________

      Name:_____________________

      Title:______________________

STATE OF ___________
COUNTY OF _____________
I HEREBY CERTIFY that on this date, before me, an officer duly authorized in the State aforesaid and in the County aforesaid, to take acknowledgments, the foregoing instrument was acknowledged before me by ________________, as the ____________ of Preferred Apartment Advisors, LLC, a Delaware limited liability company, freely and voluntarily under authority duly vested in him by said company. He is personally known to me or who has produced a driver’s license as identification.
WITNESS my hand and official seal in the City and State last aforesaid this _____ day of ________________, 2014.

Notary Public, State of ____________ at Large
My Commission Expires:
[Type, Print or Stamp Name]
GRANTEE’S ADDRESS:
_____________________
_____________________
_____________________
_____________________

EXHIBIT A
to Special Warranty Deed
ALL those certain tracts of land lying in the City of Hampton, Commonwealth of Virginia, shown and designated as Parcel 1A-2A, containing 2.286 acres, more or less, Parcel 1A-2B, containing 2.350 acres, more or less and Parcel 1A-2C, containing 12.281 acres, more or less, as shown on that certain Subdivision plat entitled "Subdivision Plat Showing Parcels 1A-1 and 1A-2 Property of Oxford Hampton Partners, LLC and Oxford Trail JV, LLC, North Armstead Avenue, City of Hampton, Virginia", dated December 18, 2008, made by Vanasse Hangen Brustlin, Inc., recorded December 22, 2010 in the Clerk's Office, Circuit Court, City of Hampton, Virginia in Plat Book 12, page 138.

All that certain tract of land lying in the City of Hampton, Commonwealth of Virginia, shown and designated as Parcel 1A-1A, containing 10.191 acres, more or less, as shown on that certain plat by Vanasse Hangen Brustlin, Inc., dated September 7, 2010, entitled “Subdivision Plat showing Parcels 1A-1 and 1A-2 Property of Oxford Hampton Partners, LLC and Oxford Trail JV, LLC, North Armistead Avenue, City of Hampton, Virginia”, a copy of which is recorded in the Clerk’s Office, Circuit Court, City of Hampton, Virginia in Pat Book 12, Page 138.

EXHIBIT B
to Special Warranty Deed

EXHIBIT D
TO PURCHASE AND SALE AGREEMENT

BILL OF SALE

BILL OF SALE
THIS BILL OF SALE is made and delivered this _____ day of ___________, 2014, by TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company (hereinafter referred to as “Seller”), and ________________________, a ______________ (hereinafter referred to as “Purchaser”).
W I T N E S S E T H:
WHEREAS, of even date herewith, Seller has conveyed to Purchaser the real property referenced on Exhibit “A” attached hereto and by this reference made a part hereof (hereinafter referred to as the “Real Property”).
NOW, THEREFORE, for value received and in further consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, in hand paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller does hereby grant and convey to Purchaser all of Seller’s right, title and interest in and to any and all personal property, fixtures and equipment located within or on the Real Property as of the date hereof and including, without limitation, the items of personal property set forth on Exhibit “B” attached hereto and by this reference made a part hereof (collectively, the “Personal Property”).
TO HAVE AND TO HOLD the Personal Property hereby conveyed unto Purchaser, its successors and assigns, forever.

Seller hereby represents and warrants to Purchaser that Seller is the absolute owner of the Personal Property, and that Seller has full right, power, and authority to sell the Personal Property and to enter into this Bill of Sale.
ALL of the Personal Property is being granted and conveyed by Seller and being acquired by Purchaser without recourse or express or implied warranty, and in an “AS IS, WHERE IS” condition.

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IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be properly signed, sealed and delivered as of the day and year first above written.

"SELLER"

TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company

By: Preferred Apartment Advisors, LLC,
a Delaware limited liability company,
its Agent

      By: _______________________

      Name:_____________________

      Title:______________________

EXHIBIT A
to Bill of Sale

Legal Description

ALL those certain tracts of land lying in the City of Hampton, Commonwealth of Virginia, shown and designated as Parcel 1A-2A, containing 2.286 acres, more or less, Parcel 1A-2B, containing 2.350 acres, more or less and Parcel 1A-2C, containing 12.281 acres, more or less, as shown on that certain Subdivision plat entitled "Subdivision Plat Showing Parcels 1A-1 and 1A-2 Property of Oxford Hampton Partners, LLC and Oxford Trail JV, LLC, North Armstead Avenue, City of Hampton, Virginia", dated December 18, 2008, made by Vanasse Hangen Brustlin, Inc., recorded December 22, 2010 in the Clerk's Office, Circuit Court, City of Hampton, Virginia in Plat Book 12, page 138.

All that certain tract of land lying in the City of Hampton, Commonwealth of Virginia, shown and designated as Parcel 1A-1A, containing 10.191 acres, more or less, as shown on that certain plat by Vanasse Hangen Brustlin, Inc., dated September 7, 2010, entitled “Subdivision Plat showing Parcels 1A-1 and 1A-2 Property of Oxford Hampton Partners, LLC and Oxford Trail JV, LLC, North Armistead Avenue, City of Hampton, Virginia”, a copy of which is recorded in the Clerk’s Office, Circuit Court, City of Hampton, Virginia in Pat Book 12, Page 138.

EXHIBIT B
to Bill of Sale

List of Personal Property

EXHIBIT E
TO PURCHASE AND SALE AGREEMENT
CERTIFICATION OF NON-FOREIGN STATUS
Section 1445 of the U.S. Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Code”), and the regulations thereunder provide that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ____________________, a Delaware __________________ (hereinafter referred to as “Transferee”) that withholding of tax is not required upon the transfer by TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company (hereinafter referred to as “Transferor”) to Transferee of the interest of Transferor in the real property more particularly described in Exhibit “A” attached hereto, the undersigned hereby certifies the following:
1.     Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those     terms are defined in the Code and the regulations thereunder);

2.    Transferor is not a disregarded entity (as that term is defined in the Code and the regulations     thereunder, including, without limitation, Reg. Sec. 1.1445-2(b)(iii)).

3.    The U.S. employer identification number of Transferor is _______________________; and

4.    The address of Transferor is:

Trail Creek Apartments, LLC
c/o Preferred Apartment Communities, Inc.
One Overton Park
3625 Cumberland Boulevard, Suite 1150
Atlanta, Georgia 30339

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, I declare that I have examined this certification and it is true, correct and complete.

Signed, sealed and delivered this ___ day of ______, 2014 in the presence of: Notary Public My Commission Expires: _________________________________ [NOTARIAL SEAL]
“TRANSFEROR”:

TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company

By: Preferred Apartment Advisors, LLC,
a Delaware limited liability company,
its Agent

      By: _______________________

      Name:_____________________

      Title:______________________

EXHIBIT A
LEGAL DESCRIPTION

ALL those certain tracts of land lying in the City of Hampton, Commonwealth of Virginia, shown and designated as Parcel 1A-2A, containing 2.286 acres, more or less, Parcel 1A-2B, containing 2.350 acres, more or less and Parcel 1A-2C, containing 12.281 acres, more or less, as shown on that certain Subdivision plat entitled "Subdivision Plat Showing Parcels 1A-1 and 1A-2 Property of Oxford Hampton Partners, LLC and Oxford Trail JV, LLC, North Armstead Avenue, City of Hampton, Virginia", dated December 18, 2008, made by Vanasse Hangen Brustlin, Inc., recorded December 22, 2010 in the Clerk's Office, Circuit Court, City of Hampton, Virginia in Plat Book 12, page 138.

All that certain tract of land lying in the City of Hampton, Commonwealth of Virginia, shown and designated as Parcel 1A-1A, containing 10.191 acres, more or less, as shown on that certain plat by Vanasse Hangen Brustlin, Inc., dated September 7, 2010, entitled “Subdivision Plat showing Parcels 1A-1 and 1A-2 Property of Oxford Hampton Partners, LLC and Oxford Trail JV, LLC, North Armistead Avenue, City of Hampton, Virginia”, a copy of which is recorded in the Clerk’s Office, Circuit Court, City of Hampton, Virginia in Pat Book 12, Page 138.

EXHIBIT F
TO PURCHASE AND SALE AGREEMENT
OWNER’S AFFIDAVIT
STEWART TITLE GUARANTY COMPANY
OWNER’S AFFIDAVIT AND INDEMNITY
(123-DAY AFFIDAVIT)

STATE OF GEORGIA
COUNTY OF COBB, to-wit:

RE:    STEWART TITLE GUARANTY COMPANY
Commitment bearing File No. ______________

This day before me personally appeared before me, ______________ (hereinafter referred to as “Affiant”), in his capacity as the ____________ of Preferred Apartment Advisors, LLC, a Delaware limited liability company, the Agent of Trail Creek Apartments, LLC, a Delaware limited liability company (hereinafter referred to as “Owner”), the owner of property (the “Property”) described in the referenced title insurance commitment (the “Commitment”), the legal description of which is attached hereto and made a part hereof as Exhibit A, who being first duly sworn on oath, did say that Owner has been the owner of the Property for at least one hundred twenty-three days prior to the date hereof; and

That in the aforesaid capacity, Affiant is authorized to give this Affidavit and has knowledge of the management and operation of the Property, including the existence of any tenancies, leases, parties in possession and other occupancies, and payment of taxes and assessments in connection therewith;

That, to the actual knowledge of Affiant, except for minor repairs of and service to apartment units, there has been no work done, services rendered or material furnished in connection with repairs, improvements, development, construction, removal, alterations, demolition, or such similar activity on or incident to the Property within one hundred twenty-three (123) days prior to the date of this Affidavit, and that there are no outstanding claims or persons entitled to any claim or right to a claim for mechanics’ or materialmen’s liens against the Property, and no contract for the making of repairs or improvements on the Property, or

That in the event services have been rendered, material furnished, or work performed or completed in connection with construction, repair, or improvement on or to the Property during such 123-day period, that, to the actual knowledge of Affiant, all such services rendered, material furnished, or work done in construction, repair or improvement on the Property has been completed and is acceptable to Owner, that Owner has paid in full all contractors, laborers and materialmen for work performed, materials supplied, and services rendered on the property, and that Owner has no notice of any claim of any person against the Property;

That, to the actual knowledge of Affiant without any duty to investigate, there are no easements or claims of easements not shown by the public records;

That Owner’s enjoyment of the Property has been peaceful and undisturbed and the title to the Property has never been disputed or questioned to Owner’s actual knowledge, nor does Owner know of any facts by reason of which title to, or possession of, the Property might be disputed or questioned, or by reason of which any claim to the Property or any portion thereof might be asserted adversely to any successor in title to Owner;

That, to the actual knowledge of Affiant, Owner has done no act to affect adversely the title to said Property, and no agreement or contract for conveyance, or deed or conveyance is in existence, adversely affecting the title to the Property, except that in connection with which this Affidavit is given, tenants under lease agreements for apartment units situated on the Property, and matters of public record as of the date hereof;

That the Property is subject to no outstanding leases, tenancies, occupancies, or occupancy agreements (written or oral, unrecorded or otherwise) or parties other than Owner and tenants under lease agreements for apartment units situated on the Property pursuant to the rent roll provided to the title company; that, to the actual knowledge of Affiant, there are no unpaid or delinquent water and/or sewer service charges for said Property payable by Owner, nor, to the actual knowledge of Affiant, are there any outstanding delinquent real estate taxes or assessments against the Property;

That Owner has received no notice that there are any violations on the Property of any applicable recorded covenants, conditions, or restrictions, and that to Affiant’s actual knowledge, there are no unpaid or delinquent assessments against the Property arising under any covenants, conditions, or restrictions;

That, to the actual knowledge of Affiant, there are no actions or proceedings relating to the Property pending in any State or Federal court, and no judgments or liens affecting the Property except for matters of public record as of the date hereof; and

That no proceeding in bankruptcy has ever been instituted by or against Owner;

In order to effectuate a New York style closing, Owner agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, claim or lien created by Owner which may arise or be filed against the Property, between the most recent effective date of the Commitment and the date the documents creating the interest being insured have been recorded.

This Affidavit and Indemnity is given to induce STEWART TITLE GUARANTY COMPANY (“Company”) to issue its policy or policies of title insurance with full knowledge that it will be relying upon the accuracy of same. Owner shall indemnify and hold Company harmless from any actual loss, cost or expense occasioned by the existence of any of the matters listed above or any untrue statement made herein and any actual cost, expense or liability, including reasonable attorney’s fees, arising from the enforcement of this Affidavit and Indemnity.

Where the context so requires, the singular includes the plural and the masculine includes the feminine.

The real estate and improvements referred to herein as the Property are situated in the City of Hampton, Commonwealth of Virginia, and are described in Schedule A of STEWART TITLE GUARANTY COMPANY File No. ___________________.

(SEAL)

[NOTARY ACKNOWLEDGMENT ON FOLLOWING PAGE]

Cobb County, Georgia:

Acknowledged, subscribed and sworn to before me on _________________
Date

By: ___________________________________
    Name, title, etc.

My commission expires: ___________________

________________________________
Notary Public

EXHIBIT A

LEGAL DESCRIPTION

ALL those certain tracts of land lying in the City of Hampton, Commonwealth of Virginia, shown and designated as Parcel 1A-2A, containing 2.286 acres, more or less, Parcel 1A-2B, containing 2.350 acres, more or less and Parcel 1A-2C, containing 12.281 acres, more or less, as shown on that certain Subdivision plat entitled "Subdivision Plat Showing Parcels 1A-1 and 1A-2 Property of Oxford Hampton Partners, LLC and Oxford Trail JV, LLC, North Armstead Avenue, City of Hampton, Virginia", dated December 18, 2008, made by Vanasse Hangen Brustlin, Inc., recorded December 22, 2010 in the Clerk's Office, Circuit Court, City of Hampton, Virginia in Plat Book 12, page 138.

All that certain tract of land lying in the City of Hampton, Commonwealth of Virginia, shown and designated as Parcel 1A-1A, containing 10.191 acres, more or less, as shown on that certain plat by Vanasse Hangen Brustlin, Inc., dated September 7, 2010, entitled “Subdivision Plat showing Parcels 1A-1 and 1A-2 Property of Oxford Hampton Partners, LLC and Oxford Trail JV, LLC, North Armistead Avenue, City of Hampton, Virginia”, a copy of which is recorded in the Clerk’s Office, Circuit Court, City of Hampton, Virginia in Pat Book 12, Page 138.

EXHIBIT G
TO PURCHASE AND SALE AGREEMENT
CERTIFICATE OF SELLER
CERTIFICATION OF REPRESENTATIONS AND WARRANTIES OF SELLER
THIS CERTIFICATION OF REPRESENTATIONS AND WARRANTIES OF SELLER (this “Certification”) is made as of the _____ day of _______, 2014, by TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company (“Seller”).

W I T N E S S E T H :

WHEREAS, Optio, Inc. entered into that certain Purchase and Sale Agreement, dated as of __________, 2014, with Seller, which agreement was assigned to __________________________ (“Purchaser”) (as assigned, the “Agreement”), with respect to the sale and purchase of improved property (the “Property”) situated in the City of Hampton, Virginia and more commonly known as the Trail Creek Apartments consisting of a total of 300 rental apartment units; and

WHEREAS, in accordance with the terms of the Agreement, Seller is required to reaffirm and certify certain representations and warranties made in the Agreement.

NOW, THEREFORE, for and in consideration of the Purchase Price paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby certifies that the representations and warranties made by Seller in Section 4.4 of the Agreement are true, correct and complete, in all material respects, and so remain true, correct and complete, in all material respects, as of the date hereof.

IN WITNESS WHEREOF, Seller has executed this Certification under seal, the day and year first above written.
SELLER:
TRAIL CREEK APARTMENTS, LLC, a
Delaware limited liability company

By:    Preferred Apartment Advisors, LLC,
a Delaware limited liability company,
its Agent

By: ___________________________

Name:_________________________

Title:__________________________

EXHIBIT H
TO PURCHASE AND SALE AGREEMENT
TENANT NOTICE LETTER
OPTIO PROPERTY MANAGERS LLC
150 North Michigan Avenue, Suite 2800
Chicago, IL 60601
March ____, 2014

_____________________
Apartment No._________        NOTICE OF CHANGE OF OWNERSHIP
_____________________

Re:	Notice of Change of Ownership of Trail Creek Apartments, Hampton, Virginia (the “Property”)
Dear Tenant:

We are pleased to announce that, as of the date of this letter, TRAIL CREEK APARTMENTS, LLC, has transferred, sold, assigned, and conveyed the Property to _______________________, a Delaware ______________ (the “New Owner”). The New Owner has received, and is now responsible for, your security deposit in the aggregate amount of $__________ with respect to your lease at the Property. In addition, the New Owner has assumed and agreed to perform all of the landlord’s obligations under the lease on and after the date of this letter. Accordingly, you should pay rent and perform all of your other obligations under the lease to and for the benefit of the New Owner, and its successors and assigns.

The new management company engaged to manage the property is Optio Property Managers LLC, whose address is referenced above. The staff for the new management company is located at the property. Feel free to contact the property manager should you have any questions concerning the transfer of ownership, new management or otherwise relating to your lease or the property.
All correspondence from you to the landlord concerning any matter relating to your tenancy should be addressed as follows: _________________________ LLC, c/o Optio Property Managers, LLC, 150 North Michigan Avenue, Suite 2800, Chicago, Illinois 60601, Attn: John M. Kidd. All rent payments should be made payable to _____________________ LLC and delivered to the clubhouse located at the property.

[SIGNATURES COMMENCE ON NEXT PAGE]

Very truly yours,
NEW OWNER:

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TRANSFER ACKNOWLEDGED:
TRAIL CREEK APARTMENTS, LLC,
a Delaware limited liability company

By:    Preferred Apartment Advisors, LLC,
a Delaware limited liability company,
its Agent

By: ___________________________

Name:_________________________

Title:__________________________

EXHIBIT I
TO PURCHASE AND SALE AGREEMENT
ASSIGNMENT AND ASSUMPTION OF PERSONAL PROPERTY,
LEASES AND SERVICE CONTRACTS

STATE OF    §
    §
COUNTY OF     §
TRAIL CREEK APARTMENTS, LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by ______________________, a ______________ (“Grantee”), the receipt and sufficiency of which are hereby acknowledged, has Granted, Sold, Assigned, Transferred, Conveyed, and Delivered and does by these presents Grant, Sell, Assign, Transfer, Convey and Deliver unto Grantee, all of Grantor’s rights, titles, and interests in and to the following described properties (the “Assigned Properties”) located in, affixed to and/or arising or used in connection with the improved property (the “Project”) situated on the land in the City of Hampton, Virginia, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Land,” which together with the Project is sometimes hereinafter called the “Property”):
(a)    All fixtures, equipment, machinery, building materials, furniture, furnishings, and other personal property owned by Grantor (the “Personal Property”), including without limitation those items of personal property listed on Exhibit B attached hereto and incorporated herein, and located on, attached to, or used in connection with the operation and maintenance of the Property;
(b)    Any leases for space in the Project (the “Space Leases”), together with all refundable security deposits and pet deposits owned or held by Grantor pursuant to the Space Leases, which Space Leases and security deposits are described on Exhibit C attached hereto;
(c)    Those certain contracts relating to the ownership and operation of the Property (the “Service Contracts”) described on Exhibit D attached hereto; and
(d)    All intangible property, if any, owned by Grantor and pertaining to the Land, the Project or the Personal Property, including, without limitation, all of Seller’s rights, title and interest in any telephone exchanges, trade names, all plans, drawings, specifications, surveys, engineering reports and other technical information with respect to the improvements located on the Land (the “Improvements”), any and all warranties, guaranties, and lien waivers relating to the Improvements or any Personal Property, and to the extent assignable, all certificates of occupancy, permits, licenses, approvals, and authorizations by any governmental authority, relating to the development, construction, ownership, operation, and occupancy of the Land, Improvements and Personal Property.
In no event shall this Agreement be deemed to construe, and this Agreement shall not convey, assign or transfer, and any interest of Grantor in the “Excluded Property” as set forth in the Agreement.
Grantee hereby assumes the liabilities and obligations of Grantor under the Space Leases and Service Contracts which arise on or after the date hereof and agrees to perform all obligations of Grantor thereunder which are to be performed or which become due on or after the date hereof. Grantor shall indemnify, defend and hold Grantee harmless from any claim, liability, cost or expense (including, without limitation, reasonable attorneys’ fees and costs) arising out of any obligation or liability under the Space Leases or Service Contracts which was to be performed or arising prior to the date hereof. Grantee shall indemnify and hold Grantor harmless from any claim, liability, cost or expense (including, without limitation, reasonable attorneys’ fees and costs) arising out of any obligation or liability under any of the Spaces Leases or Service Contracts arising on or after the date hereof.
Neither this Agreement nor any term, provision, or condition hereof may be changed, amended or modified, and no obligation, duty or liability or any party hereby may be released, discharged or waived, except in a writing signed by all parties hereto.

[SIGNATURES COMMENCE ON NEXT PAGE]

IN WITNESS WHEREOF, Grantor and Grantee have executed this Assignment and Assumption of Personal Property, Leases and Service Contracts to be effective as of the _____ day of __________________, 2014.

GRANTOR:

TRAIL CREEK APARTMENTS, LLC,
a Delaware limited liability company

By: Preferred Apartment Advisors, LLC,
   a Delaware limited liability company,
   its Agent

   By: ___________________________

   Name:_________________________

   Title:__________________________

GRANTEE:
By:_____________________________________ Name: __________________________________ Title: ___________________________________

EXHIBIT A
To Assignment and Assumption of Personal Property, Leases and Service Contracts

LEGAL DESCRIPTION

ALL those certain tracts of land lying in the City of Hampton, Commonwealth of Virginia, shown and designated as Parcel 1A-2A, containing 2.286 acres, more or less, Parcel 1A-2B, containing 2.350 acres, more or less and Parcel 1A-2C, containing 12.281 acres, more or less, as shown on that certain Subdivision plat entitled "Subdivision Plat Showing Parcels 1A-1 and 1A-2 Property of Oxford Hampton Partners, LLC and Oxford Trail JV, LLC, North Armstead Avenue, City of Hampton, Virginia", dated December 18, 2008, made by Vanasse Hangen Brustlin, Inc., recorded December 22, 2010 in the Clerk's Office, Circuit Court, City of Hampton, Virginia in Plat Book 12, page 138.

All that certain tract of land lying in the City of Hampton, Commonwealth of Virginia, shown and designated as Parcel 1A-1A, containing 10.191 acres, more or less, as shown on that certain plat by Vanasse Hangen Brustlin, Inc., dated September 7, 2010, entitled “Subdivision Plat showing Parcels 1A-1 and 1A-2 Property of Oxford Hampton Partners, LLC and Oxford Trail JV, LLC, North Armistead Avenue, City of Hampton, Virginia”, a copy of which is recorded in the Clerk’s Office, Circuit Court, City of Hampton, Virginia in Pat Book 12, Page 138.

EXHIBIT B
To Assignment and Assumption of Personal Property, Leases and Service Contracts

PERSONAL PROPERTY

[To be attached at Closing]

EXHIBIT C
To Assignment and Assumption of Personal Property, Leases and Service Contracts

SPACE LEASES

[To be attached at Closing]

EXHIBIT D
To Assignment and Assumption of Personal Property, Leases and Service Contracts

SERVICE CONTRACTS

[To be attached at Closing]

EXHIBIT J
TO PURCHASE AND SALE AGREEMENT
List of Personal Property
On file with Seller

EXHIBIT K
TO PURCHASE AND SALE AGREEMENT
List of Service Contracts
On File with Seller

EXHIBIT L
TO PURCHASE AND SALE AGREEMENT
Tenant List

On File with Seller

EXHIBIT M
TO PURCHASE AND SALE AGREEMENT
Form of Purchaser’s Certificate
CERTIFICATE OF PURCHASER
CERTIFICATION OF REPRESENTATIONS AND WARRANTIES OF PURCHASER
THIS CERTIFICATION OF REPRESENTATIONS AND WARRANTIES OF PURCHASER (this “Certification”) is made as of the _____ day of _______, 2014, _______________________, LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H :

WHEREAS, Optio, Inc. entered into that certain Purchase and Sale Agreement, dated as of __________, 2014, with Trail Creek Apartments, LLC, a Delaware limited liability company (“Seller”), which agreement was assigned to Purchaser by Optio, Inc. (as assigned, the “Agreement”), with respect to the sale and purchase of improved property (the “Property”) situated in the City of Hampton, Virginia and more commonly known as the Trail Creek Apartments consisting of a total of 300 rental apartment units; and

WHEREAS, in accordance with the terms of the Agreement, Purchaser is required to reaffirm and certify certain representations and warranties made in the Agreement.

NOW, THEREFORE, Purchaser hereby certifies that the representations and warranties made by Purchaser in Section 4.3 of the Agreement are true, correct and complete, in all material respects, and so remain true, correct and complete, in all material respects, as of the date hereof.

IN WITNESS WHEREOF, Purchaser has executed this Certification under seal, the day and year first above written.
PURCHASER: